UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020 (August 28, 2020)
Atkore International Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16100 South Lathrop Avenue, Harvey, Illinois 60426
(Address of principal executive offices) (Zip Code)

(708) 339-1610
(Registrant's telephone number, including area code)

Not Applicable  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 28, 2020, Atkore International Group Inc.’s indirect wholly-owned subsidiary, Atkore International, Inc. (“AII”) amended its asset-based credit facility (the “Amended ABL Credit Facility”) to, among other things, extend the maturity of the Amended ABL Credit Facility to August 28, 2023.

Amended ABL Credit Facility
AII is the parent borrower under the amended and restated credit agreement, dated August 28, 2020, among AII, the subsidiary borrowers party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as swingline lender, issuing lender, administrative agent and collateral agent (the “Amended ABL Credit Agreement”), providing for the Amended ABL Credit Facility in an amount of up to $325.0 million, subject to borrowing base availability, and includes letter of credit and swingline sub-facilities. At the option of AII, one or more wholly-owned U.S. restricted subsidiaries of AII may act as a co-borrower under the Amended ABL Credit Facility.

Amounts are available under the Amended ABL Credit Facility in U.S. dollars and Canadian dollars, with other permitted currencies to be agreed upon as necessary. In addition, subject to certain terms and conditions, AII is entitled to request additional asset-based revolving credit commitments under the Amended ABL Credit Facility (including a first-in, last-out tranche) or asset-based term loans under a new term loan facility to be included in the Amended ABL Credit Facility, which shares in the borrowing base, in an aggregate amount of up to $150 million.

The final maturity of the Amended ABL Credit Facility is August 28, 2023. In addition, however, the Amended ABL Credit Agreement provides the right for individual lenders to extend the maturity date of their commitments and loans upon the request of AII and without the consent of any other lender.

Interest Rates and Fees
The revolving credit loans under the Amended ABL Credit Agreement, at the option of AII, bear interest at the following rates:

•in the case of the U.S. dollar-denominated loans (i) LIBOR plus an applicable margin ranging from 1.75% to 2.25%, based on available loan commitments, or (ii) an alternate base rate plus an applicable margin ranging from 0.75% to 1.25%, based on available loan commitments;

•in the case of Canadian dollar-denominated loans, (i) the BA rate plus an applicable margin ranging from 1.75% to 2.25%, based on available loan commitments, or (ii) a Canadian prime rate plus an applicable margin ranging from 0.75% to 1.25%, based on available loan commitments.

The Amended ABL Credit Facility bears a commitment fee, payable quarterly in arrears, of 0.375% per annum. The Amended ABL Credit Facility also bears customary letter of credit fees.

Prepayments
If, at any time, the aggregate amount of outstanding revolving credit loans (including letters of credit outstanding) exceeds (a) the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the Amended ABL Credit Facility, prepayments of the revolving credit loans (and/or the cash collateralization of letters of credit) will be required in an amount equal to such excess, without commitment reduction and without penalty, but subject to customary breakage costs in the case of LIBOR and BA rate loans.

At the option of the borrower the unutilized portion of the commitments under the Amended ABL Credit Facility may be permanently reduced and the revolving credit loans under the Amended ABL Credit Facility may be voluntarily prepaid, in each case subject to requirements as to minimum amounts and multiples, at any time in whole or in part without premium or penalty, except that any prepayment of LIBOR and BA rate revolving credit loans other than on the last day of the applicable interest period will be subject to customary breakage costs.

Guarantee; Security
All obligations under the Amended ABL Credit Facility are guaranteed by Atkore International Holdings Inc. (“AIH”), Atkore International Group Inc.’s direct wholly-owned subsidiary, and each direct and indirect wholly-owned material U.S. restricted subsidiary of AII and certain other restricted subsidiaries of AII that AII causes to be a subsidiary guarantor from time to time (including, as of the closing date for the Amended ABL Credit Facility, Columbia-MBF Inc., a corporation formed by amalgamation under the laws of Canada (“Columbia-MBF”)), in each case other than the subsidiary borrowers and certain excluded subsidiaries.

In connection with AII causing Columbia-MBF to become a subsidiary guarantor for the Amended ABL Facility, AII also caused Columbia-MBF to become a subsidiary guarantor for the amended and restated first lien term loan facility maturing in December 2023 (the "First Lien Term Loan Facility").

The First Lien Term Loan Facility has priority over all real property, plant and equipment, intellectual property and capital stock of any U.S. subsidiary and any documents or instruments evidencing the foregoing assets. The ABL Credit Facility has first priority over cash and cash equivalents, accounts receivable, inventory and other documents and instruments evidencing the foregoing assets. The respective rights of the Amended ABL Credit Facility lenders and the First Lien Term Loan Facility lenders are governed by an intercreditor agreement previously entered into by the collateral agent for the ABL Credit Facility and the collateral agents for the First Lien Term Loan Facility.

Covenants, Representations and Warranties
The Amended ABL Credit Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants are limited to the following: limitations on indebtedness, dividends and distributions, investments, acquisitions, prepayments or redemptions of subordinated indebtedness, amendments of subordinated indebtedness, transactions with affiliates, asset sales, mergers, consolidations and sales of all or substantially all assets, liens, negative pledge clauses, changes in line of business, changes in charter documents, hedging transactions and maintaining Canadian defined benefit pension plans. The negative covenants are subject to customary exceptions and also permit the payment of dividends and distributions, investments, permitted acquisitions, payments or redemptions of subordinated indebtedness, asset sales and consolidations and sales of all or substantially all assets upon satisfaction of a payment condition.

There are no financial covenants included in the Amended ABL Credit Agreement, other than a springing minimum fixed charge coverage ratio of at least 1.0 to 1.0, which will be tested only when specified availability (as defined above) is less than the greater of (A) $22.0 million and (B) 10.0% of the lesser of (x) the then applicable borrowing base and (y) the then effective commitments under the Amended ABL Credit Facility, and continuing until such time as specified availability shall have been in excess of such threshold for a period of 30 consecutive days.

The foregoing description of the Amended ABL Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of such agreement filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 concerning AII’s direct financial obligations pursuant to the Amended ABL Credit Agreement is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.*

Exhibit No.	Description of Exhibit
10.1
Amended and Restated Credit Agreement, dated as of August 28, 2020, among Atkore International, Inc., the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as swingline lender, issuing lender, administrative agent and collateral agent.

10.2
Amended and Restated Guarantee and Collateral Agreement, dated as of August 28, 2020, made by Atkore International Holdings Inc., Atkore International, Inc. and certain of its subsidiaries from time to time party thereto, in favor of Wells Fargo Bank, National Association, as collateral agent and administrative agent.

10.3
Canadian Guarantee and Collateral Agreement, dated as of August 28, 2020, made by Columbia-MBF Inc. and certain subsidiaries of Atkore International, Inc. from time to time party thereto, in favor of Wells Fargo Bank, National Association, as collateral agent and administrative agent.

10.4
Canadian Term Loan Guarantee and Collateral Agreement, dated as of August 28, 2020, made by Columbia-MBF Inc. and certain subsidiaries of Atkore International, Inc. from time to time party thereto, in favor of Deutsche Bank AG New York Branch, as collateral agent.

104	Inline XBRL for the cover page of this Current Report on Form 8-K
*	In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act"), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

By: /s/ Daniel S. Kelly
Daniel S. Kelly  Vice President, General Counsel and Secretary

Date: September 1, 2020